EXHIBIT 10.1

           STOCK EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

     This Stock Exchange Agreement and Plan of Reorganization
("Agreement"), dated as of May 31, 2002, is made by and between Universal Information Services, Inc., a California corporation ("Seller") and Universal Broadband Communications, Inc., a Nevada corporation
("Purchaser").

     WHEREAS, Seller is engaged in the business of, among other things, sales and services related to long distance services in the United States (the "Customer Base"); and

     WHEREAS, Purchaser desires to purchase from shareholders (as defined below), and Seller desires to sell to shareholders, all of shareholders' shares of common stock of Seller.

     NOW THEREFORE, by exchange of voting stock of Purchaser for all of the shares of Seller and the persons whose names and signatures appear at the end of this Plan and Agreement of Reorganization ("Agreement"), all of whom are shareholders of Seller, referred to collectively as "shareholders" and individually as "shareholder," agree as follows:

                                ARTICLE I

                         PLAN OF REORGANIZATION

Section 1.01 PLAN ADOPTED. A plan of reorganization of Purchaser and Seller, pursuant to the provisions of Internal Revenue Code Section 368(a)(1)(B), is adopted as follows:

     (a) Each shareholder will transfer to Purchaser the number of shares of capital stock of Seller set forth opposite his or her name in subsection (d) below, which together will constitute all of the issued and outstanding shares of stock of Seller.

     (b) Shareholders will place certificates, in form for transfer, representing the shares in escrow for delivery pursuant to the terms hereunder with Palmieri, Tyler, Wiener, Wilhelm & Waldron LLP, as escrow holder. Shareholders agree that the shares to be transferred by them, represented by the certificates so held in escrow are subject to the interests of Purchaser, that the arrangements made by them for that escrow are to that extent irrevocable, that except as otherwise provided in this Agreement their obligations under this Agreement shall not be terminated by operation of law or the occurrence of any event, including death, and that if any such event shall occur before the delivery of the shares to be exchanged hereunder, certificates for those shares shall be delivered by the escrow holder in accordance with the terms and conditions of this Agreement as if that event had not occurred, whether or not the escrow holder receives notice of that event.

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     (c)  In exchange for the number of shares transferred by each shareholder, Purchaser will cause to be delivered to each shareholder the number of shares of common stock of Purchaser set forth opposite the name of the shareholder in subsection
          (d), below. The common stock may consist of issued and outstanding shares, treasury shares, or authorized but unissued shares, or any combination thereof.

     (d) The shares of Seller, to be transferred by the respective shareholders to Purchaser, and the shares of common stock of Purchaser, to be delivered by Purchaser for the account of the respective shareholders, are as follows:

          Shareholder         Shares of Seller    Shares of Purchaser
          -----------         ----------------    -------------------
          David Golkar             1000                100,000

Section 1.02 TIME AND PLACE. The closing of the transactions contemplated hereby (the "Closing") shall occur at the offices of Palmieri, Tyler, Wiener, Wilhelm & Waldron LLP on or before June 4, 2002 (the "Closing Date"), or at such other time as shall be mutually agreed to in writing by the parties hereto. The Closing shall commence at 1:00 p.m., local time, on the Closing Date and proceed promptly to conclusion.
Section 1.03 Deliveries.

     (a) DELIVERIES BY SELLER. Seller shall deliver to Purchaser at the Closing the following:

     (i) copies, certified as of the Closing Date by a proper officer of each of the Seller, of the resolutions of the Boards of Directors of each of the Seller authorizing the execution, delivery and performance of this Agreement and the documents to be executed by Seller hereunder referred to in this Section 1.03(a) by Seller;

    (ii)  The certificates of the shares of Seller as set forth in
          Section 1.01.

     (b) DELIVERIES BY PURCHASER. Purchaser shall deliver to Seller at the Closing the following:

     (i) a copy, certified by a proper officer of Purchaser, of the resolutions of the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and the documents to be executed by Purchaser hereunder;

    (ii)  The certificates of the shares of Purchaser as set forth in
          Section 1.01.

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                              Article II.

        REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS OF SELLER


     As set forth herein, statements, representations and warranties made by Seller and/or shareholders are made and limited to the present actual knowledge of David Golkar, without any duty of inquiry or investigation. Except as provided herein, Seller and/or shareholders make no statement, representation or warranty as to the future financial performance of Seller or the utility or usefulness of the Customer Base to Purchaser. Shareholders hereby represent and warrant to Purchaser that:

Section 2.01 ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of California, and has all requisite corporate power and authority to own, lease and operate the properties and assets it now owns, leases or operates and to carry on its business as presently conducted. Seller's assets are set forth on Schedule 2.01 hereto (the "Assets"). Seller is duly qualified and licensed to do business and is in good standing in each jurisdiction where the nature of its business makes such qualification necessary, which jurisdictions are listed on
Schedule 2.01 hereto, except where the failure to be qualified or licensed would not have a material adverse effect on the Assets, business, liabilities, financial condition, results of operation or prospects of such Seller (a "Material Adverse Effect"). No material portion of the Customer Base is owned or conducted by any entity other than the Seller.

Section 2.02 CAPITALIZATION. Seller has an authorized capitalization consisting of 1,500,000 shares of capital stock, each of no par value, of which 1,000 shares are validly issued and outstanding, fully paid and nonassessable. Seller has no obligation of any kind to issue any additional capital stock or other securities, and has no other outstanding securities.

Section 2.03 AUTHORIZATION AND VALIDITY. Seller and shareholders have all requisite corporate and other power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the other documents executed by any of the shareholders hereunder (the "Ancillary Agreements") by the shareholders and/or Seller, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action by each shareholder and/or Seller, and no other corporate action on the part of any Seller is necessary to authorize the execution and delivery of this Agreement or the Ancillary Agreements or the performance of this Agreement or the Ancillary Agreements by any shareholder and/or Seller and the consummation of the transactions contemplated hereby and thereby. This Agreement and each Ancillary Agreement has been duly executed and delivered on behalf of each shareholder and/or Seller that is a party thereto and constitutes the legal, valid and binding obligation of each such shareholder and/or Seller, enforceable against each such

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shareholder and/or Seller in accordance with its terms, except that the enforceability of this Agreement and the Ancillary Agreements is subject to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and limitations on the availability of the remedy of specific performance and other equitable relief.

Section 2.04 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution, delivery and performance by the shareholders of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, will not: (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of any of the Seller; (ii) violate or conflict with, result in the breach of, constitute an event of default (or an event which, with the lapse of time, or the giving of notice, or both, would constitute an event of default) under, or result in the creation in any party of any right to accelerate, modify, cancel or terminate, any contract or other instrument, to which the Seller is a party or by which the Seller is bound, or result in the creation of any Encumbrance or other right of any third party upon any of the Assets; (iii) violate or conflict with any law, rule, regulation, ordinance, code, judgment, order, writ, injunction or decree of any court or any governmental body or agency thereof of any jurisdiction to which the Seller or its assets may be subject; or (iv) require any registration, declaration or filing with, or permit, license, exemption, order, franchise, approval, consent or other authorization of, or the giving of notice to, any governmental or regulatory body, agency or authority in the United States or any other jurisdiction in which the Customer Base is conducted; provided however, that Seller and/or shareholders make no representation or warranty as to the effect of, or compliance with, any foreign laws or United States export laws concerning computer equipment or information, the transfer of foreign assets, or foreign corporations. Additionally, Purchaser shall obtain any consents, if necessary, of the United Stated Federal Communications Commission ("FCC") to transfer any FCC licenses required by Purchaser to use any of the Assets or effect any of the provisions of this Agreement.

Section 2.05 ABSENCE OF CHANGES OR EVENTS.  Except as set forth in
Schedule 2.05 hereto, since December 31, 2001, the Business has been carried on in the ordinary course in a manner consistent with past practice. Except as disclosed in Schedule 2.05 hereto, Seller has not, since December 31, 2001, (a) incurred any obligation or liability relating to the Customer Base (whether absolute, accrued, contingent or otherwise), other than in the ordinary course of business and consistent with past practice; (b) mortgaged, pledged, granted a security interest in or subjected to any encumbrance any of the Assets; (c) sold or transferred any of the Assets, other than in the ordinary course of business, or canceled any debts or claims or waived or released any rights of the Customer Base; (d) leased, licensed or granted to any third party any rights in any of the Assets; (e) experienced any event, circumstance or condition which has had, or with the passage of time is reasonably likely to have, a

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Material Adverse Effect; (f) suffered any material damage, destruction or loss of physical property or goods, whether or not covered by insurance, relating to the Assets; (g) made any change in any accounting principles or practices or in its method of applying such accounting principles or practices, or made any material change in any business practice affecting the Customer Base; (h) granted any material increase in the salary, commission rate or other compensation (including, without limitation, bonuses, profit sharing or deferred compensation) payable or to become payable to any Employee, Former Employee, consultant or agent of the Customer Base other than in the ordinary course of business consistent with past practice; (i) waive any material right or cancel or enter into any material contract, lease, license, obligation, commitment, purchase or sale, debt or claim relating to the Customer Base other than in the ordinary course of business; or (j) entered into any agreement to do any of the foregoing.

Section 2.06 ABSENCE OF UNDISCLOSED LIABILITIES.  Except as disclosed in
Schedule 2.06 hereto, and except (i) for liabilities and obligations incurred pursuant to the Assumed Contracts, (ii) for liabilities and obligations reflected in the Pro Forma Financial Statements, or (iii) for liabilities and obligations incurred in the ordinary course of business since December 31, 2001, Seller has no liabilities or obligations of any nature, whether absolute or contingent, accrued or unaccrued, or known or unknown related to the Customer Base and for which Purchaser shall be liable after the Closing.

Section 2.07 NO CLAIMS OR LITIGATION. There are no suits, actions, claims, proceedings (including, without limitation, arbitral and administrative proceedings) or governmental investigations pending or, to the knowledge of Seller, threatened against or contemplated against any of the shareholders or Seller(or any of their affiliates, including directors, officers, employees or agents) relating to or affecting, directly or indirectly, the Customer Base. There are no such suits, actions, proceedings, claims or investigations pending or, to the knowledge of shareholders, threatened challenging the validity or propriety of, or otherwise involving, this Agreement or the transactions contemplated hereby. There is no judgment, order, injunction, decree or award issued by any court, arbitrator, governmental body or agency thereof to which the Seller is a party and which would materially affect the Customer Base, which is unsatisfied or which requires continuing compliance therewith by the Seller.

Section 2.08 TITLE TO ASSETS AND RELATED MATTERS.

     (a) Seller has good and marketable title to the Customer Base, free and clear of any and all mortgages, pledges, security interests, liens, charges, equities, claims, conditional sales contracts, restrictions, reservations, options, rights and other encumbrances of any nature whatsoever (collectively, "Encumbrances"), except for Permitted Liens. For purposes of this Agreement, "Permitted Liens" shall mean

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          (i) statutory liens for Taxes not yet delinquent provided such liens are discharged through the timely filing of Tax returns,
          (ii) Encumbrances disclosed in Schedule 2.08(a) and (iii) other liens of an immaterial nature or amount which do not impair or interfere with the use of any property or assets of Seller (including the Customer Base) in any material respect. Except as disclosed in Schedule 2.08(a) hereto, the Customer Base constitute all tangible and intangible assets relating to, used in, held for use in or necessary for the conduct of the Customer Base as currently conducted.

     (b) The long distance services sold by the Seller are not subject to any claims by any end-users of such services and, to the knowledge of the shareholders, conform in all material respects with all Federal, state and local laws, ordinances, rules, regulations and similar governmental and regulatory requirements.

Section 2.09 CONTRACTS.   (a)Except as set forth on Schedule 2.09(a), the
Seller is not a party to, or subject to:

     (i)  any lease of personal property that is material to the Customer
          Base;

    (ii)  any lease of real property that is material to the Customer
          Base;

   (iii) any license agreement currently in effect which grants rights with respect to any of the Assets that is material to the Customer Base;

    (iv) any written contract, arrangement or understanding currently in effect not made in the ordinary course of business that is material to the Customer Base;

     (v) any note, bond, indenture, credit facility, mortgage, pledge, security agreement or other contract, arrangement or understanding relating to or evidencing indebtedness for money borrowed, or a security interest, pledge or mortgage in the Customer Base;

    (vi) any express warranty, indemnity or guaranty issued by the Seller that is material to the Customer Base;

   (vii) any written contract, arrangement or understanding granting to any person the right to use any of the Assets that is material to the Customer Base;

  (viii) any written contract, arrangement or understanding with a Related Party that is material to the Customer Base;

    (ix) any other agreement that is material to the Customer Base, including, but not limited to, joint venture agreements,

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          purchase and sale agreements and collective bargaining, union, consulting and employment contracts; and

     (x) any outstanding commitment or obligation to enter into any contract or arrangement of the nature described in subsections
          (i) through (ix) of this subsection 2.09(a).

          Seller has previously delivered or made available to Purchaser complete and correct copies (or, in the case of oral contracts, a complete and correct description) of each contract, agreement, arrangement and understanding (and any amendments or supplements thereto) listed on Schedule 2.09(a) hereto (the "Material Contracts"). The Seller is not a party or subject to any oral contract, arrangement or understanding, or series of related oral contracts, arrangements or understandings, that is material to the Customer Base.

     (b) Schedule 2.09(b) hereto lists those Material Contracts which are to be assumed by Purchaser at the Closing pursuant to this Agreement (the "Assumed Contracts"). Except as set forth in
          Schedule 2.09(b) hereto, (i) each Assumed Contract is in full force and effect; (ii) neither Seller nor (to the knowledge of Seller) any other party is in material default under any such contract, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by Seller or (to the knowledge of Seller) a default by any other party under such contract, other than those defaults that would not have, individually or in the aggregate, a Material Adverse Effect; (iii) to the knowledge of Seller, there are no disputes or disagreements between any Seller and any other party with respect to any such contract; and (iv) the Seller is not currently renegotiating any of its contracts, nor is the Seller paying liquidated damages in lieu of performing any of its contracts.

Section 2.10 SUPPLIERS; INVENTORIES. Schedule 2.10 hereto sets forth a complete and correct list and description (including price and other terms) of all supply contracts, agreements and understandings relating to the Customer Base between the Seller and (i) any subsidiary or other affiliate of Seller, and (ii) all other suppliers of goods and services who are currently providing goods or services to the Business which are expected to involve, for the twelve-month period ending December 31, 2002. Except as set forth in Schedule 2.10, no supplier identified in
Schedule 2.10 hereto pursuant to clause (ii) of the preceding sentence has given Seller any notice (written or oral) terminating, suspending or reducing, or setting forth an intention to terminate, suspend or reduce in the future, or otherwise reflecting an adverse change in, the business relationship between such supplier and Seller and, to the knowledge of Seller, there has not been any adverse change in the business relationship of the Seller with any such supplier. The Seller has not received notice from the supplier of any product or service which is material to the Customer Base as to the possible shortage or other disruption in the supply of such key product or service.

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Section 2.11 ABILITY TO CONDUCT THE CUSTOMER BASE.  To the knowledge of
Seller, there is no agreement, arrangement or understanding with any person, or any judgment, order, writ, injunction or decree of any court or governmental body or agency thereof of any jurisdiction, that restricts Seller's conduct of the Customer Base as of the date hereof. Seller has in force, and are in compliance with the terms and conditions of, all material licenses, permits, exemptions, consents, authorizations and approvals of governmental authorities or agencies thereof used or required under any existing Federal, state, local or foreign statute, law, ordinance, rule or regulation (or any proposed statute, law, ordinance, rule or regulation known to the Seller) in connection with the Customer Base. Seller and shareholders make no representation or warranty to Purchaser hereunder as to the benefits available to Purchaser due to Purchaser's use or purchase of the Customer Base.

Section 2.12 COMPLIANCE WITH APPLICABLE LAW AND REGULATIONS. Seller has received no written notice that either the Assets or Seller's operation of the Customer Base as presently conducted are in material violation of any applicable domestic law, rule, regulation, ordinance, code, judgment, order, injunction, writ or decree of any Federal, state, local or foreign court or governmental body or agency thereof, or trade organization, to which Seller may be subject, including, without limitation, any rules or regulations of the Federal Communications Commission and similar regulatory bodies of any state or locality. No claims are currently pending against the Seller, and the Seller has not received any notice alleging any such violation, nor, to the knowledge of Seller, is there any inquiry, investigation or proceeding relating thereto.

Section 2.13 TRANSACTIONS WITH RELATED PARTIES. Schedule 2.13 hereto contains an accurate and complete list of, and sets forth the principal terms and conditions of, all material agreements, arrangements and understandings relating to or affecting the Customer Base between Seller and any of the following (each, a "Related Party"): (i) each shareholder, member, director and officer of each of the Seller; (ii) the spouses, children and other lineal descendants of any shareholder, member, director or officer of each of the Seller (collectively, "near relatives"); (iii) any trust for the benefit of any shareholder, member, director or officer of any of the Seller or any of their respective near relatives; and (iv) any corporation, partnership, joint venture or other entity owned or controlled by any shareholder, member, director or officer of the Seller or any of their respective near relatives.

Section 2.14 PRODUCTS. Seller has previously delivered to Purchaser copies of all past and present written standards and written warranties relating to the Customer Base extended by Seller with respect to the products now or in the past sold by Seller. With respect to the Customer Base, except as disclosed on Schedule 2.14 hereto, to the knowledge of Seller, the Seller has not, and Seller knows of no basis for, any material liabilities as a result of claims which may be made against the

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Seller based on defective products, violation of product warranties, violation of product packaging or labeling requirements or similar claims with respect to any products manufactured or sold by Seller or delivered to customers on or prior to the date hereof, nor has Seller received any written notices from any person threatening any such claims. With respect to the Customer Base, all product warranties extended by Seller are in compliance in all material respects with all applicable law.

Section 2.15 NO TRANSACTIONS. There are no agreements, arrangements or understandings involving the purchase, sale or other disposition of the Customer Base, whether through a sale of assets, a sale of the capital stock of the Seller, a merger or otherwise, other than this Agreement.

Section 2.16 FINDER'S FEE. Shareholders have not incurred any obligation for any finder's, broker's or agent's fee in connection with this Agreement or the transactions contemplated hereby.

Section 2.17 ACQUISITION FOR INVESTMENT. Shareholders are acquiring the shares of capital stock of Purchaser for investment, and not with a view to or for sale in connection with any distribution of that stock.


                              Article III.

               REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby makes the following representations and warranties to Seller and shareholders:

Section 3.01 ORGANIZATION AND GOOD STANDING OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and any other states as may be required for Purchaser's business and has all requisite corporate power and authority to own, lease and operate its property and assets and to carry on its business as presently conducted.

Section 3.02 CAPITALIZATION. Purchaser has an authorized capitalization consisting of 100,000,000 shares of capital stock, 90,000,000 of which are common stock, each of $0.001 par value, and 10,000,000 of which are preferred stock, each of $0.001 par value, of which 5,474,000 shares of common stock are validly issued and outstanding, fully paid and nonassessable, and 6050 shares of Series A preferred stock are validly issued and outstanding, fully paid and nonassessable. Seller has no obligation of any kind to issue any additional capital stock or other securities, and has no other outstanding securities.

Section 3.03 STATUS OF SHARES BEING TRANSFERRED. Purchaser has delivered a draft registration statement covering the shares of

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stock of Purchaser that are to be issued and delivered to shareholders pursuant to the terms of this Agreement and Purchaser represents and warrants that the information set forth in such registration statement is complete and accurate in all material respects. The shares of stock of Purchaser that are to be issued and delivered to shareholders pursuant to the terms of this Agreement, when issued and delivered, will be validly authorized and issued, and will be fully paid and nonassessable voting shares. Purchaser has applied for registration, and shall use its best efforts to register, without restriction on the Seller's right to immediately alienate the same, the shares of stock of Purchaser that are to be issued and delivered to shareholders pursuant to the terms of this Agreement on a national trading exchange by October 31, 2002. No shareholder of Purchaser will have any preemptive right of subscription or purchase with respect to any of those shares. In the event that Purchaser does not register the shares of stock of Purchaser that are to be issued and delivered to shareholders pursuant to the terms of this Agreement on the Nasdaq Exchange by October 31, 2002, Purchaser shall buy all of the shares of Purchaser issued and delivered to shareholders under this Agreement at a purchase price of One dollar ($1.00) per share.

Section 3.04 ACQUISITION FOR INVESTMENT. Purchaser is acquiring the shares of capital stock of Seller for investment, and not with a view to or for sale in connection with any distribution of that stock.

Section 3.05 AUTHORITY; BINDING EFFECT; PERFORMANCE. Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Note and the Pledge Agreement. The execution, delivery and performance of this Agreement by Purchaser, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action by Purchaser, and no other corporate action on the part of Purchaser is necessary to authorize the execution and delivery of this Agreement or the performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered on behalf of Purchaser and constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms.

Section 3.06 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution, delivery and performance of this Agreement by Purchaser, and the consummation of the transactions contemplated hereby, will not: (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of Purchaser; (ii) violate or conflict with, result in the breach of or constitute an event of default (or an event which, with the lapse of time, or the giving of notice, or both, would constitute an event of default) under, or result in the creation in any party of the right to accelerate, modify, cancel or terminate, any contract or other instrument to which Purchaser is a party or by which Purchaser or any of its assets is bound, or result in the creation of any Encumbrance or other right of any third party

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upon any of the assets of Purchaser; (iii) violate or conflict with any law, rule, regulation, ordinance, code, judgment, order, writ, injunction or decree of any court or any governmental body or agency thereof of any jurisdiction to which Purchaser or any of its assets is subject, or (iv) require any registration, declaration or filing with, or permit, license, exemption, order, franchise, approval, consent or other authorization of, or the giving of notice to, any governmental or regulatory body, agency or authority in the United States.

Section 3.07 NO CLAIMS OR LITIGATION. There are no suits, actions, claims, proceedings (including, without limitation, arbitral and administrative proceedings) or governmental investigations pending or, to the knowledge of Purchaser, threatened against or contemplated against Purchaser (or any of its affiliates, including directors, officers, employees or agents) relating to or affecting, directly or indirectly, the current business of Purchaser. There are no such suits, actions, proceedings, claims or investigations pending or, to the knowledge of shareholders, threatened challenging the validity or propriety of, or otherwise involving, this Agreement or the transactions contemplated hereby.

Section 3.08 FINDER'S FEE. Purchaser has not incurred any obligation for any finder's, broker's or agent's fee in connection with this Agreement or the transactions contemplated hereby.

Section 3.09 RELIANCE. The foregoing representations and warranties are made by Purchaser with the knowledge and expectation that shareholders are placing complete reliance thereon in entering into, and performing its obligations under, this Agreement, and the same shall not be affected in any respect whatsoever by any investigation heretofore conducted by or on behalf of shareholders whether in contemplation of this Agreement or otherwise.

Section 3.10 DISCLOSURE. No representation and warranty of Purchaser contained in this Agreement (including, without limitation, the Schedules hereto), nor any other statement, schedule, certificate or other document delivered or to be delivered by Purchaser to Seller and/or the shareholders pursuant hereto or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances in which they were made, not misleading.


                              Article IV.

           PURCHASER'S COVENANTS AND COVENANTS OF BOTH PARTIES

Section 4.01 CONSUMMATION OF AGREEMENT. Each of the parties agrees to perform its obligations hereunder and to use its reasonable best efforts to cause the consummation of the

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transactions contemplated by this Agreement in accordance with, and subject to, the terms and conditions of this Agreement.

Section 4.02 CONFIDENTIALITY. Purchaser will, and will use its best efforts to cause its employees and agents to, hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of counsel, by other requirements of law, all Confidential Information (as hereinafter defined). Purchaser will provide notice to Seller and an opportunity to eliminate or modify any such requirement of law before any such disclosure. Purchaser will not disclose the Confidential Information to any person, except as otherwise may reasonably be necessary to carry out the transactions contemplated by this Agreement, including any business or due diligence review by or on behalf of Purchaser. If this Agreement is terminated as provided hereinafter, then Purchaser shall return or cause to be returned promptly to Seller all documents and all copies thereof furnished by Seller and held by Purchaser or its representatives containing such Confidential Information. For the purposes hereof, "Confidential Information" shall mean all information of any kind concerning Seller and/or shareholders in connection with the transactions contemplated by this Agreement except information: (i) ascertainable or obtained from public or published information; (ii) received from a third party not known by Purchaser to be under an obligation to Seller to keep such information confidential; or (iii) which is or becomes known to the public (other than through a breach of this Agreement); or (iv) which was in Purchaser's possession prior to disclosure thereof to Purchaser in connection herewith.

Section 4.03 ACCESS AFTER CLOSING.

     (a) Purchaser and the shareholders agree to retain all accounting (including, without limitation, accountants' work papers), business, financial and Tax records in its possession (i) relating to Seller's business as conducted and in existence on the Closing Date and either sold to Purchaser hereunder or retained by shareholders thereafter, as the case may be, or
          (ii) coming into existence after the Closing Date which relate to the Seller's business for pre-Closing periods, in each case for a period of three years from the Closing Date, provided that, after such date, each party shall make reasonable arrangements for the other party's continued access to such records. In addition, from and after the Closing Date, Purchaser and the Seller agree that, subject to receiving appropriate assurances of confidentiality and restrictions on use, they will not unreasonably withhold access by the other party and its attorneys, accountants and other representatives (after reasonable notice and during normal business hours), to such personnel, books, records and documents relating to the Seller's business as the other party may reasonably deem necessary to properly prepare for, file, prove, answer, prosecute and/or defend any financial statements, Tax return, filing, audit, judicial or administrative proceeding, protest, claim, suit, inquiry or other proceeding.

     (b) The party requesting assistance hereunder shall pay to the party whose assistance is requested the reasonable costs of the party providing such assistance.

Section 4.04 MAIL AND COMMUNICATIONS. (a) Shareholders shall promptly remit to Purchaser any mail or other communications, including, without limitation, any written inquiries, and payments received by shareholders related to the Customer Base and any invoices received by shareholders relating to the Assumed Liabilities which are received by shareholders from and after the Closing Date.


                               Article V.

                                COVENANTS

Section 5.01 ACCESS; DUE DILIGENCE. Seller shall permit Purchaser and its authorized representatives full access to, and make available for inspection, the Customer Base, including Seller's employees, customers and suppliers, and furnish Purchaser all documents, records and information with respect to the affairs of Seller as Purchaser and its representatives may reasonably request, all for the sole purpose of permitting Purchaser to become familiar with the Customer Base of Seller.
Section 5.02 Material Change. Prior to the Closing, Seller and Purchaser shall promptly inform the other party in writing of any material adverse change in the condition of the Customer Base. Notwithstanding the disclosure of any such material adverse change, the parties shall not be relieved of any liability for, nor shall the providing of such information be deemed a waiver of, the breach of any representation or warranty of any party contained in this Agreement.

Section 5.03 FURTHER ASSURANCES. Seller shall, at any time and from time to time after the Closing, upon the request and at the expense of Purchaser but without further consideration, do, execute, acknowledge, deliver and file, or shall cause to be done, executed, acknowledged, delivered and filed, all such further acts, deeds, transfers, conveyances, assignments or assurances as may be reasonably requested by Purchaser to transfer, convey and assign to Purchaser's possession and use, the Customer Base and to comply with all applicable legal requirements, including, without limitation, making any required governmental filings, in connection with the purchase of the Customer Base by Purchaser. Without limiting the foregoing, upon the request and at the expense of Purchaser, at any time during the period commencing on the Closing Date and ending on the third anniversary of the Closing Date, Seller shall take all steps necessary to assign all material licenses, permits, exemptions, consents, authorizations or approvals to Purchaser in cases where such assignment is permitted.

                               Article VI.

                    PURCHASER'S CONDITIONS PRECEDENT

     Except as may be waived in writing by Purchaser in Purchaser's sole discretion, the obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

Section 6.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of shareholders and/or Seller contained herein shall be true and correct in all material respects as of the Closing as though such representations and warranties were made on such date, subject to any changes contemplated by this Agreement.

Section 6.02 PERFORMANCE. Shareholders shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it on or prior to the Closing.

Section 6.03 DELIVERIES. Shareholders shall have delivered each of the documents required pursuant to Section 1.01 in each case in form and substance satisfactory to Purchaser.

Section 6.04 PROCEEDINGS. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain, enjoins or, otherwise prohibits the carrying out of the transactions contemplated by this Agreement.

Section 6.05 APPROVALS, PERMITS, ETC. All consents, authorizations, approvals, exemptions, licenses or permits of, or registrations, qualifications, declarations or filings with, any governmental or regulatory body or agency thereof that are (i) required in connection with the consummation of the transactions contemplated hereby and (ii) are necessary for Purchaser to properly conduct the Customer Base shall have been transferred by Seller or otherwise obtained by Purchaser. No warranty is made by Seller and/or shareholders as to the availability to Purchaser of the consents, authorizations, approvals, exemptions, licenses or permits of, or registrations, qualifications, declarations or filings set forth in the preceding sentence.


                              Article VII.

                   SHAREHOLDERS' CONDITIONS PRECEDENT

Except as may be waived in writing by Shareholders in Shareholders' sole discretion, the obligations of Shareholders hereunder are subject to fulfillment at or prior to the Closing of each of the following conditions:

Section 7.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects as of the Closing as though such representations and warranties were made on such date, subject to any changes contemplated by this Agreement.

Section 7.02 PERFORMANCE. Purchaser shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it on or prior to the Closing.

Section 7.03 DELIVERIES. Purchaser shall have delivered each of the documents required pursuant to Section 1.01 in each case in form and substance satisfactory to shareholders and its counsel.

Section 7.04 PROCEEDINGS. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain, enjoins or otherwise prohibits the carrying out of the transactions contemplated by this Agreement.


                              Article VIII.

                             INDEMNIFICATION

Section 8.01 PURCHASER'S INDEMNITY. Subject to the terms and conditions of this Article VIII, Purchaser hereby agrees to indemnify, defend and hold Seller and its officers, directors, shareholders, employees, agents, attorneys, affiliates or successors in interest or transferees of any of the foregoing persons harmless from and against and to promptly pay all Damages asserted against or incurred by reason of or resulting from:

     (a) a breach or misrepresentation, nonfulfillment of, or failure to perform by Purchaser of any representation, warranty or covenant contained herein or in any agreement executed pursuant hereto.

     (b) any claim against, or claim relating to any action of Seller or Purchaser which takes place after the Closing.

Section 8.02 REMEDIES NOT EXCLUSIVE.  The remedies provided in this
Article VIII shall not be exclusive of any other rights or remedies available by one party against the other, either at law or in equity.


                              Article IX.

                              MISCELLANEOUS

Section 9.01 AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

Section 9.02 ASSIGNMENT. Neither this Agreement nor any right created hereby shall be assignable by either party hereto.

Section 9.03 NOTICE. Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

     If to Seller:       David Golkar
                         Universal Information Services, Inc.
                         17341 Irvine Boulevard
                         Tustin, CA  92780

     If to the
     Shareholders:       David Golkar
                         Universal Information Services, Inc.
                         17341 Irvine Boulevard
                         Tustin, CA  92780

     If to Purchaser:    Universal Broadband Communications, Inc.
                         18200 Von Karman, 10th Floor
                         Irvine, CA  92612
                         Attn: Mark Ellis

Any party may change its address for notice by written notice given to the other parties.

Section 9.04 MUTUAL CONFIDENTIALITY. The parties shall keep this Agreement and its terms confidential, but any party may make such disclosures after the Closing as it reasonably considers are required by law, but each party will notify the other parties in advance of any such disclosure. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of the other parties, except for information which is required by law to be disclosed. For purposes of this Section 9.04, confidential information includes, but is not limited to: customer lists and files, prices and costs, business and financial records, surveys, reports, plans, proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation. Should the transactions contemplated hereby not be consummated, nothing contained in this Section shall be construed to prohibit the parties hereto from operating a business in competition with each other. Purchaser and the shareholders shall consult with each other in releasing information concerning this Agreement and the transactions contemplated hereby. Each of the parties to this Agreement shall furnish to the other drafts of all releases prior to publication.

Section 9.05 ENTIRE AGREEMENT. This Agreement and the exhibits hereto supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

Section 9.06 COSTS, EXPENSES AND LEGAL FEES. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees), except that each party hereto agrees to pay the costs and expenses, including reasonable attorneys' fees, incurred by the other parties in successfully
(a) enforcing any of the terms of this Agreement, or (b) proving that the other parties breached any of the terms of this Agreement in any material respect. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 9.07 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 9.08 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants contained herein shall survive the Closing for one (1) year and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of shareholders or Purchaser pursuant to this Agreement shall be deemed to have been representations and warranties by shareholders or Purchaser, as the case may be, and shall survive the Closing and any investigation made by any party hereto or on its behalf for one (1) year.

Section 9.09 CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

Section 9.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Section 9.11 BULK TRANSFER LAWS. Prior to the Closing, the parties hereto will comply in all respects with any applicable bulk transfer laws, including any notice required to be made to the Internal Revenue Service or any state tax authority.

Section 9.12 NUMBER AND GENDER. Whenever the context requires, references in this Agreement to the singular number shall include the plural, the plural number shall include the singular and words denoting gender shall include the masculine, feminine and neuter.

Section 9.13 GOVERNING LAW. The Parties hereby agree that this Agreement shall be governed and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of law thereunder.

                               Article X.

                               TERMINATION

Section 10.01 TERMINATION OF AGREEMENT. Certain of the parties may terminate this Agreement as provided below:

     (a) the Purchaser and the shareholders may terminate this Agreement by mutual written consent at any time prior to the Closing;

     (b) the Purchaser may terminate this Agreement by giving written notice to the shareholders on or before the later of (i) the date upon which the shareholders deliver all of the schedules to Purchaser and (ii) June 1, 2002, if the Purchaser in its reasonable discretion is not satisfied with the results of its continuing business, legal, and accounting due diligence regarding the Seller's business;

     (c) the Purchaser may terminate this Agreement by giving written notice to the shareholders at any time prior to the Closing (i) in the event the Seller and/or shareholders have breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Purchaser has notified the Seller and/or shareholders, respectively, of the breach, and the breach has continued without cure for a period of five
          (5) days after the breach or (ii) if the Closing shall not have occurred on or before June 1, 2002, by reason of the failure of any condition precedent under Article VII hereof (unless the failure results primarily from the Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement); and

     (d) The shareholders may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing (i) in the event that the Purchaser has breached any material representation, warranty or shareholders contained in this Agreement in any material respect, shareholders have notified Purchaser of the breach and the breach has continued without cure for a period of five (5) days after the notice of breach or (ii) if the Closing shall not have occurred on or before June 1, 2002, by reason of the failure of any condition precedent under Article VII hereof (unless the failure results from any of the Seller and/or shareholders breaching any representation, warranty or covenant contained in this Agreement.

Section 10.02 EFFECT OF TERMINATION. If any party terminates this Agreement pursuant to Section 10.01 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party, except for any liability for breach of contract of any party then in breach.


IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand and seal the day indicated.


SELLER:
------

UNIVERSAL INFORMATION SERVICES, INC.


By: /s/ DAVID GOLKAR
   ----------------------------
Name:     David Golkar
Its: President


By: /s/ DAVID GOLKAR
   ----------------------------
Name:     David Golkar
Its: Secretary


SHAREHOLDERS
------------


/s/ DAVID GOLKAR
----------------------------
DAVID GOLKAR


PURCHASER:
---------

UNIVERSAL BROADBAND COMMUNICATIONS, INC.


By: /s/ MARK ELLIS
   ----------------------------
Name:     Mark Ellis
Its: President


By: /s/
   ----------------------------
Name:
Its: Secretary

                              Schedule 2.01
                                 Assets

The Assets include, without limitation:

     (a) CONTRACTS, LICENSES, PERMITS AND LEASES. All of Seller's rights under assignable contracts, licenses, permits, leases with regard to the Customer Base, CIC and Switch Partitions, including all permits, licenses, franchises, approvals and authorizations by governmental or regulatory authorities or bodies relating to the Purchased Business ("Authorizations"), to the extent that the authorities or bodies approve the transfer or assignment of the Authorizations, by Sellers to Purchaser;

     (b) ASSUMED CONTRACTS. All of Seller's right, title and interest in and to the Assumed Contracts (as hereinafter defined);

     (c) TRADE SECRETS, KNOW-HOW, ETC. All trade secrets, inventions, protocols, know-how, formulae, processes, procedures, recipes, records of inventions, test information, drawings, diagrams, designs, operating manuals and other proprietary information of Seller used in connection with the Customer Base;

     (d) TOLL-FREE NUMBERS AND PIN NUMBERS. Any toll-free telephone numbers and Personal Identification Numbers (PINs) used in the Customer Base;

     (e) ACCOUNTS RECEIVABLES. Billed accounts receivable and known unbilled accounts receivable as of the date of Closing;

     (f) PRE-PAID CALLING CARD PLATFORM. Any pre-paid calling cards and marketing used in connection with UIS.

Notwithstanding the above provisions of Schedule 2.01, the following assets (the "Excluded Assets") are not included in the Assets and shall be excluded from the Assets for all purposes hereunder:

     (a) insurance policies of shareholders and rights in connection therewith, and rights arising from any refunds due with respect to insurance premium payments therefor;

     (b) all rights to refunds, credits or overpayments with respect to Taxes paid or accrued by shareholders. For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all foreign, national, Federal, state, local or other income, franchise, sales, gross receipts, use, value added, goods and services, withholding, employment, payroll, social security, unemployment, real and personal property taxes, stamp duty, environmental (including taxes under Code Section 59A), customs duty and intangibles tax, alternative or add on minimum or estimated tax, and all other taxes of any nature, deficiencies, fees, assessments, interest, penalties or any other governmental charges, duties, impositions and liabilities of whatever nature, including, without limitation, any installment payment for taxes and contributions or other amounts determined with respect to compensation paid to directors, officers, employees or independent contractors, from time to time imposed by or required to be paid to any governmental authority (including penalties and additions to taxes thereon, penalties for failure to file a return or report and interest on any of the foregoing);

     (c) Shareholders' rights, title and interest in and to all arrangements or understandings under the Excluded Contracts (as hereinafter defined).

                              Schedule 2.05
                                 Changes

N/A

                              Schedule 2.06
                         Undisclosed Liabilities

N/A

                            Schedule 2.09(a)
                                Contracts

                            Schedule 2.09(b)
                         Contracts to be Assumed
                           (accounts payable)

                              Schedule 2.10
                            Supply Contracts

N/A

                              Schedule 2.13
                       Related Party Transactions

N/A

                              Schedule 2.14
                             Product Claims

N/A